Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of 1st Constitution Bancorp desire to authorize Robert F. Mangano and Joseph M. Reardon  to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-4 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Mangano and Joseph M. Reardon, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-4 registering all of the shares of common stock of 1st Constitution Bancorp (the “Company”) issuable upon the merger of Rumson-Fair Haven Bank and Trust Company into the Company pursuant to the Agreement and Plan of Merger, dated as of August 14, 2013, by and between the Company and Rumson-Fair Haven Bank and Trust Company, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of January 22, 2014.

Signatures	Title

/s/ John P. Costas	Director
John P. Costas

/s/ William M. Rue	Director
William M. Rue

/s/ Charles S. Crow, III	Director
Charles S. Crow, III

/s/ David C. Reed	Director
David C. Reed

/s/ Frank E. Walsh, III	Director
Frank E. Walsh, III